EXECUTION COPY

GUARANTOR PLEDGE AGREEMENT

THIS GUARANTOR PLEDGE AGREEMENT (the “Pledge Agreement”), dated as of September 28, 2007, made by SCOTT DORFMAN, an individual resident of Georgia (“Guarantor”) and CHATHAM CREDIT MANAGEMENT III, LLC, a Georgia limited liability company, individually and as collateral agent (in such capacity, “Collateral Agent”) for itself and the lenders from time to time signatory to the Loan Agreement hereinafter defined (“Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of the date hereof by and between Innotrac Corporation, a Georgia corporation (“Borrower”), Agent and the Persons signatory thereto from time to time as lenders (collectively, the “Lenders”) (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Loan Agreement”; capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement), the Lenders have agreed, subject to certain terms and conditions, to make the Term Loan to Borrower (the “Loans”);

WHEREAS, the Pledgor has invested in and holds membership interests in Chatham Investment Fund II, LLC (“Chatham Fund II”) and Chatham Investment Fund III, LLC (“Chatham Fund III”; and together with Chatham Fund II, the “Chatham Funds”) as more specifically identified and set forth in Schedule I hereto (the “Chatham Membership Interests”);

WHEREAS, as a condition precedent to the making of the Loans pursuant to the Loan Agreement (a) Pledgor is simultaneously herewith executing and delivering to the Collateral Agent a Guaranty Agreement, dated the date hereof, in favor of the Collateral Agent, for the benefit of the Lending Parties (the “Guaranty Agreement”), guaranteeing all of the obligations of the Borrower in respect of the Term Loan and the other Obligations, and (b) the Pledgor is required to execute and deliver to the Collateral Agent this Pledge Agreement providing for the pledge and grant to the Collateral Agent, for the benefit of the Agents and Lenders, of a security interest in, among other things, the Chatham Membership Interests;

WHEREAS, Pledgor has determined that the execution, delivery and performance of this Pledge Agreement directly benefit, and are in the best interest of, Pledgor;

NOW, THEREFORE, in consideration of the premises and the agreements herein and in order to induce the Lenders to make and maintain the Loans pursuant to the Loan Agreement, Pledgor hereby agrees with the Collateral Agent as follows:

SECTION 1.   Definitions. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All terms used in this Pledge Agreement which are defined in the Loan Agreement or in Article 8 or Article 9 of the Uniform Commercial Code (the “UCC”) as in effect from time to time in the State of Georgia and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

SECTION 2.   Pledge and Grant of Security Interest. As collateral security for all of the Obligations (as defined in Section 3 hereof), Pledgor hereby pledges and assigns to the Collateral Agent, for the benefit of the Agents and Lenders, and grants to the Collateral Agent, for the benefit of the Agents and Lenders, a continuing security interest in and Lien on Pledgor’s right, title and interest in and to the following (collectively, the “Pledged Collateral”):

(a)       all Chatham Membership Interests now owned or hereafter acquired by Pledgor in the Chatham Funds (collectively, the “Pledged Interests”), in each case whether or not evidenced or represented by any certificated security or other instrument, the certificates representing the Pledged Interests, and all options and other rights, contractual or otherwise, in respect thereof including, without limitation, (i) Pledgor’s capital account, (ii) all participation in the profits and cash flow of the Chatham Funds arising out of such Pledged Interests, (iii) all rights to participate as a member in the business, affairs, decision making and management of each of the Chatham Funds, to the extent arising out of such Pledged Interests, (iv) all allocations and distributions of profit and loss in the Chatham Funds arising out of such Pledged Interests, including without limitation, all dividends, distributions, cash, instruments, investment property and other property arising out of such interests, and (v) all other equity interests, founders fees, fees, distributions, receivables, contract rights, general intangibles, and other amounts now or hereafter payable in respect of, or arising out of, the Pledged Interests; and

(b)       all proceeds (including proceeds of proceeds) of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by Pledgor and howsoever its interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

SECTION 3.   Security for Obligations. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (collectively, the “Obligations”):

(a)       the Guaranteed Obligations (as defined in the Guaranty Agreement); and

(b)       the due performance and observance by Pledgor of all of Pledgor’s obligations from time to time existing under and in respect of this Pledge Agreement and any other Loan Documents to which Pledgor is a party.

SECTION 4.	Delivery of the Pledged Collateral.

(a)       All certificates currently representing the Pledged Interests shall be delivered to the Collateral Agent on or prior to the execution and delivery of this Pledge Agreement. All other certificates and instruments constituting Pledged Collateral, if any, from time to time or required to be pledged to the Collateral Agent by Pledgor pursuant to the terms of this Pledge Agreement (the “Additional Collateral”) shall be delivered to the Collateral Agent promptly upon (and in any event not more than five days after) receipt thereof by or on behalf of Pledgor. All such certificates and instruments shall be held by or on behalf of the Collateral Agent pursuant hereto and shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment or undated stock powers executed in blank, all in form and substance satisfactory to the Collateral Agent. If any Pledged Collateral of Pledgor consists of uncertificated securities, Pledgor shall cause the Collateral Agent (or its designated custodian or nominee) to become the registered holder thereof, or cause each issuer of such securities to agree that it will comply with instructions originated by the Collateral Agent with respect to such securities without further consent by Pledgor. If any Pledged Collateral consists of security entitlements, Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee), or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by Pledgor.

(b)       Within five (5) days of the receipt by Pledgor of any Additional Collateral, a pledge amendment, duly executed by Pledgor, in substantially the form of Schedule II hereto (a “Pledge Amendment”) shall be delivered to the Collateral Agent, in respect of the Additional Collateral that must be pledged pursuant to this Pledge Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedule I. Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Pledge Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder constitute Pledged Collateral and Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

(c)       If Pledgor shall receive, by virtue of Pledgor’s being or having been an owner of any Pledged Collateral, any (i) stock, partnership or membership interest certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off), promissory note or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by Pledgor pursuant to Section 7 hereof) or in securities or other property or (iv) dividends, distributions, cash, instruments, investment property and other property in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agents and Lenders, shall segregate it from Pledgor’s other property and shall deliver it forthwith to the Collateral Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 5.   Representations and Warranties. Pledgor represents and warrants as follows:

(a)       Pledgor has the legal capacity to execute, deliver and perform this Agreement and the other Loan Document to which it is a party. Schedule III hereto sets forth (A) the exact legal name of Pledgor and all other names used by Pledgor at any time during the five years preceding the Effective Date, and (B) Pledgor’s principal residence and each place of business and residence of Pledgor during the five years preceding the Effective Date

(b)       The execution, delivery and performance by Pledgor of this Agreement and the other Loan Documents to which it is a party (A) have been duly authorized by all necessary action on the part of Pledgor, (B) do not and will not contravene any applicable law or any contractual restriction binding on or affecting Pledgor or any of Pledgor’s properties, and (C) do not and will not result in or require the creation of any Lien upon or with respect to any of Pledgor’s properties other than pursuant to this Agreement.

(c)       There is no action, suit or proceeding pending or threatened against or otherwise affecting Pledgor before any foreign, federal, state, municipal or other court, governmental agency, authority or regulatory body or any arbitrator (collectively, “Governmental Authority”) (A) which challenges the validity or enforceability of this Agreement or any of the other Loan Documents to which Pledgor is a party, or (B) which, if adversely determined could reasonably be expected to materially and adversely affect the condition (financial or otherwise), income, assets or liabilities of Pledgor.

(d)       This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

(e)       Pledgor is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the security interest created by this Pledge Agreement and has the right and requisite authority to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged by Pledgor to Agent as provided herein.

(f)        To the knowledge of Pledgor, all of the Pledged Interests have been duly authorized, validly issued and are fully paid and non-assessable;

(g)       To the knowledge of Pledgor, none of the Pledged Interests has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject;

(h)       The exercise by any Agent or any Lender of any of its rights and remedies hereunder will not contravene any applicable law or any contractual restriction binding on or affecting Pledgor or any of the properties of Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the properties of Pledgor other than pursuant to this Agreement or the other Loan Documents.

(i)        No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority, and no consent of any other Person, is required to be obtained or made for (i) the due execution, delivery and performance by Pledgor of this Pledge Agreement, (ii) the grant by Pledgor, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agents or the Lenders of any of their rights and remedies hereunder, except for the filing in the offices described in Schedule IV hereto of UCC financing statements naming Pledgor as debtor, the Collateral Agent as secured party and covering the Pledged Collateral of Pledgor, to perfect the Collateral Agent’s security interests in items of the Pledged Collateral in which such security interests are not susceptible to perfection by possession of certificates or instruments, which financing statements have been duly filed and except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

(j)        This Agreement creates a valid security interest in favor of the Collateral Agent in the Pledged Collateral, as security for the Obligations. The Collateral Agent’s having possession of the certificates, if any, representing the Pledged Interests and all other certificates, instruments and cash constituting Pledged Collateral from time to time, or “control” (as such term is defined in Sections 8-106 and 9-106 of the UCC) over the Pledged Collateral and the filing of the UCC financing statements described in Section 5(c)(iv) above results in the perfection of such security interest. Such security interest is, or in the case of Pledged Collateral in which Pledgor obtains rights after the date hereof, will be, a perfected security interest subject to no Liens. All action necessary or desirable to perfect and protect such security interest has been duly taken, except for the Collateral Agent’s having possession of certificates, instruments and cash constituting Pledged Collateral after the date hereof.

SECTION 6.   Covenants as to the Pledged Collateral. So long as any Obligation shall remain outstanding, Pledgor will, unless the Collateral Agent shall otherwise consent in writing:

(a)       keep adequate records concerning the Pledged Collateral and permit the Collateral Agent or any agents, designees or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

(b)       at the Pledgor’s joint and several expense, promptly deliver to the Collateral Agent a copy of each notice or other communication received by Pledgor in respect of the Pledged Collateral;

(c)       at the Pledgor’s joint and several expense, defend the Collateral Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person;

(d)       at the Pledgor’s joint and several expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby in the Pledged Collateral, (ii) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Pledge Agreement, including, without limitation, delivering to the Collateral Agent irrevocable proxies in respect of the Pledged Collateral;

(e)       give the Collateral Agent at least 30 days’ prior written notice of any change in Pledgor‘s name or principal residence;

(f)        not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein;

(g)       not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral, except for the security interest created hereby and by the other Loan Documents;

(h)       not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Loan Documents; and

(i)        not take or fail to take any action which would in any manner impair the validity or enforceability of the Collateral Agent’s security interest in and Lien on any Pledged Collateral.

SECTION 7.	Voting Rights, Dividends, Etc. in Respect of the Pledged Collateral.
(a)	So long as no Event of Default shall have occurred and be continuing:

(i)        Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement, the Loan Agreement and the other Loan Documents; provided, however, that (A) no Pledgor will take action to obstruct, impede or infringe upon any Agent’s or any Lender’s enforcement of their rights, benefits and remedies under the Loan Documents, (B) Pledgor will cooperate fully with the Agents and the Lenders in taking any action that any of them may reasonably request in order to cause the Agents and the Lenders to obtain and enjoy the full rights and benefits granted to them under the Loan Documents, and (C) (I) Pledgor will exercise or refrain from exercising any such right, as the case may be, if the Collateral Agent gives Pledgor notice that such action or inaction is reasonably likely to have a material adverse effect on the value of any Pledged Collateral and (II) Pledgor will give the Collateral Agent at least five (5) Business Days’ notice of the manner in which Pledgor intends to exercise, or the reasons for refraining from exercising, any such right which could reasonably be expected to have a material adverse effect on the value of any of the Pledged Collateral of Pledgor;

(ii)       Pledgor may receive and retain any and all dividends or other distributions paid in respect of the Pledged Collateral; provided, however, that any and all (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral shall be, and shall forthwith be delivered to the Collateral Agent to hold as, Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Agents and Lenders, shall be segregated from the other property or funds of Pledgor, and shall be forthwith delivered to the Collateral Agent in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations; and

(iii)      the Collateral Agent will execute and deliver (or cause to be executed and delivered) all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which they are authorized to receive and retain pursuant to paragraph (ii) of this Section 7(a).

(b)	Upon the occurrence and during the continuance of an Event of Default:

(i)        all rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which the Pledgor would otherwise be authorized to receive and retain pursuant to paragraph (ii) of Section 7(a), shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends (it being understood that this Section 7 shall not limit in any respect the conditions to distributions and dividends set forth in the Loan Agreement);

(ii)       without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of any Pledged Issuer, or upon the exercise by any Pledged Issuer of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

(iii)      all dividends and other distributions which are received by Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Agents and Lenders, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Collateral and as further collateral security for the Obligations.

SECTION 8.	Additional Provisions Concerning the Pledged Collateral.

(a)       Pledgor (i) authorizes the Collateral Agent to execute any agreements, instruments or other documents in Pledgor’s name and to file such agreements, instruments or other documents in Pledgor’s name and to file such agreements, instruments, or other documents in any appropriate filing office, for the purpose of taking any action which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, (ii) authorizes the Collateral Agent to file any financing statements required hereunder or under any other Loan Document, and any continuation statements or amendment with respect thereto, in any appropriate filing office without the signature of Pledgor, and (iii) ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed by the Collateral Agent without the signature of Pledgor prior to the date hereof.

(b)       Pledgor hereby irrevocably appoints the Collateral Agent as its attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, in the Collateral Agent’s sole discretion at any time and from time to time, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement with respect to the Pledged Collateral of Pledgor (subject to the revocable rights of Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of any Pledged Collateral and to give full discharge for the same. This power is coupled with an interest and is irrevocable until all of the Obligations are paid in full and each Commitment is terminated.

(c)       If Pledgor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 10 hereof and shall be secured by the Pledged Collateral.

(d)       Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral of Pledgor upon surrendering it or tendering surrender of it to Pledgor. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

(e)       The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

(f)        Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may at any time in its discretion (i) without notice to Pledgor, transfer or register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

SECTION 9.   Remedies Upon Default. If any Event of Default shall have occurred and be continuing:

(a)       The Collateral Agent may exercise in respect of the Pledged Collateral, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the UCC then in effect in the State of Georgia; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Pledgor of the time and place of any public sale of Pledged Collateral owned by Pledgor or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)       Pledgor recognizes that the Collateral Agent may deem it impracticable to effect a public sale of all or any part of the Pledged Interests or any other securities constituting Pledged Collateral and that the Collateral Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”). Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community (to the extent that such an offer may be so advertised without prior registration under the Securities Act) or (ii) made privately in the manner described above to not less than fifteen bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC (or any successor or similar, applicable statutory provision) as then in effect in the State of Georgia, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and that the Agents and Lenders may, in such event, bid for the purchase of such securities.

(c)       Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agents and Lenders pursuant to Section 11 hereof) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect consistent with the provisions of the Loan Agreement. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all of the Obligations and the termination of the Guaranties shall be paid over to the Pledgor or to such Person as may be lawfully entitled to receive such surplus.

(d)       In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which any Agent or any Lender is legally entitled, the Pledgor be liable for the deficiency, together with interest thereon at the highest rate specified in the Loan Agreement for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs and expenses of any attorneys employed by any Agent and any Lender to collect such deficiency.

SECTION 10.	Indemnity and Expenses.

(a)       The Pledgor agrees to defend, protect, indemnify and hold harmless the Agents and the Lenders (and all of their respective officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses (including, without limitation, reasonable legal fees and other client charges and disbursements of each Agent’s and each Lender’s counsel) incurred by any Agent or any Lender as a result of or arising from or relating to or in connection with this Pledge Agreement or any other Pledge Agreement, dated the date hereof (as amended or otherwise modified from time to time, the “Other Pledge Agreements”), made by the other holders of Equity Securities of the Borrower in favor of the Collateral Agent for the benefit of the Agents and the Lenders (including, without limitation, enforcement of this Pledge Agreement and the Other Pledge Agreements), except, as to any such indemnified Person, claims, damages, losses, liabilities, obligations, penalties, fees, costs and expenses resulting solely and directly from such Person’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

(b)       The Pledgor agrees to pay to each Agent and each Lender upon demand the amount of any and all costs and expenses, including the legal fees and other client charges and disbursements of each Agent’s and each Lender’s counsel and of any experts and agents, which such Agent or such Lender may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement and the Other Pledge Agreements, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral (as defined herein and in the Other Pledge Agreements), (iii) the exercise or enforcement of any of the rights of any Agent or any Lender hereunder or under the Other Pledge Agreements, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof and the failure by any other Person under the Other Pledge Agreements to perform or observe any provision thereof.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered (by messenger or by courier), if to Pledgor, to Pledgor at its address specified on Schedule III hereto, if to the Collateral Agent, to it at its address specified in the Loan Agreement, or as to any such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective (i) if mailed (by certified mail, return receipt requested), when received or three (3) Business Days after being deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation of such transmission is received, or (iii) if delivered (by messenger or by courier), upon delivery.

SECTION 12. Submission to Jurisdiction; Waivers. Pledgor hereby irrevocably and unconditionally:

(a)       Submits for Pledgor and the property of Pledgor in any action, suit or proceeding relating to this Pledge Agreement or any other Loan Document to which Pledgor is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of Georgia, the courts of the United States of America for the Southern District of Georgia, and appellate courts thereof;

(b)       Agrees that any such action, suit or proceeding may be brought in such courts and waives any objection that Pledgor may now or hereafter have to the venue of any such action, suit or proceeding in any such court or that such action, suit or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)       Consents to the service of any and all process in any such action, suit or proceeding by the mailing of copies of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Pledgor, at Pledgor’s address set forth in Section 11 hereof or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)       To the extent that Pledgor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to Pledgor or the property of Pledgor, Pledgor hereby irrevocably waives such immunity in respect of the obligations of Pledgor under this Pledge Agreement;

(e)       Agrees that nothing herein shall affect the right of the Collateral Agent to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(f)        Waives any right Pledgor may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages.

SECTION 13.	Obligation Unconditional; Continuing Security Interest.

(a)       All rights and interests of the Agents and the Lenders hereunder, and all agreements and obligations of the Pledgor hereunder, shall remain in full force and effect and shall be absolute and unconditional irrespective of: (i) any lack of validity or enforceability of any Guaranty, the Loan Agreement or any other Loan Document, (ii) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, (iii) any exchange or release of, or non-perfection of any lien on or security interest in, any collateral for any of the Obligations, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower, Pledgor or other obligor in respect of the Obligations.

(b)       Pledgor hereby waives (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Obligation by Borrower, (iii) notice of any actions taken by any Agent, any Lender, Borrower or any other Person under any Loan Document or any other agreement, document or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this subsection (b), might constitute grounds for relieving Pledgor of any of the Pledgor’s obligations hereunder and (v) any requirement that any Agent or any Lender protect, secure, perfect or insure any security interest or other lien on any property subject thereto or exhaust any right or take any action against Borrower or any other Person or any collateral.

SECTION 14. JURY TRIAL WAIVER. THE PLEDGOR AND THE COLLATERAL AGENT (BY ITS ACCEPTANCE OF THIS PLEDGE AGREEMENT) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING THIS PLEDGE AGREEMENT, ANY LOAN DOCUMENT OR ANY AMENDMENT, MODIFICATION OR OTHER DOCUMENT NOW OR HEREAFTER DELIVERED IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 15.	Miscellaneous.

(a)       No amendment of any provision of this Pledge Agreement shall be effective unless it is in writing and signed by the Pledgor and by the Collateral Agent (except as otherwise expressly provided in Section 4(b) hereof), and no waiver of any provision of this Pledge Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)       No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and Lenders to exercise any of its rights under any other Loan Document against such party or against any other Person, including, but not limited to, the Pledgor.

(c)       Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(d)       This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and the termination of the Guaranties in accordance with their terms, and (ii) be binding on the Pledgor’s and, by its acceptance hereof, the Collateral Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agents and the Lenders hereunder, to the benefit of the Agents and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence, the Collateral Agent may assign or otherwise transfer its rights and obligations under this Pledge Agreement and any other Loan Document to any other Person appointed as successor Collateral Agent, and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Collateral Agent herein or otherwise. Upon any such assignment or transfer, all references in this Pledge Agreement to the Collateral Agent shall mean the assignee of the Collateral Agent. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Collateral Agent, and any such assignment or transfer shall be null and void.

(e)       Upon the satisfaction in full of the Obligations and the termination of the Guaranty, (i) this Pledge Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Collateral Agent will, upon the Pledgor’s request and at the Pledgor’s expense, (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

(f)        This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of Georgia.

(g)       This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Pledgor has caused this Guarantor Pledge Agreement to be executed and delivered on the date first above written.

PLEDGOR:

/s/ Scott D. Dorfman SCOTT D. DORFMAN

ACCEPTED AND AGREED:

CHATHAM CREDIT MANAGEMENT III, LLC

as Collateral Agent

By: /s/ Chatham Credit Management III, LLC

Name:

Title: